Exhibit 10.7

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

(Catherine B. Callaway)

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (“Second Amendment”) dated as of March 18, 2013, by and between Dynegy Operating Company (“Company”) and Catherine B. Callaway (“Executive”).

WITNESSETH:

WHEREAS, Company and Executive are parties to that certain Employment Agreement, dated September 16, 2011 (“Employment Agreement”);

WHEREAS, Company and Executive desire to amend the Employment Agreement to conform Executive’s incentive compensation with Dynegy Inc.’s Incentive Compensation Plan (the “Incentive Compensation Plan”);

WHEREAS, Company and Executive desire to amend the Employment Agreement to conform Executive’s indemnification rights with Dynegy Inc.’s Certificate of Incorporation;

WHEREAS, the Board terminated the Dynegy Excise Tax Reimbursement Policy as of March 18, 2013; and

WHEREAS, the Employment Agreement allows Company and Executive to amend the Employment Agreement through written consent.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for good and valuable consideration, the receipt of which is hereby acknowledged, Company and Executive agree as follows:

1.              Section 5 is hereby amended by revising Section 5(c) to be and read as follows:

(c)  Incentive Compensation Plan.  The Executive shall be eligible to participate in the Dynegy Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”) with a target Award of 75% of Base Salary.

2.              Section 5 is hereby amended by revising Section 5(j) to be and read as follows:

(j)                                    Indemnification; Directors’ and Officers’ Liability Insurance.  The Executive shall be entitled to defense and indemnification pursuant to Dynegy Inc.’s Certificate of Incorporation.  During the Employment Term and thereafter, the Company shall cover the Executive under its directors’ and officers’ liability insurance policy to the extent it covers its other officers and directors.

3.              Section 7(b) is hereby amended by revising Section 7(b) to be and read as follows:

(b)                                 Severance Plan and Change in Control Plan.  The Executive shall be entitled to participate in the Severance Plan and the Change in Control Plan; provided, however, that the extent the Executive is eligible to receive severance payable under Section IV.A of the Severance Plan, the amount payable to the Executive thereunder shall be increased by an amount equal to two (2) times the current target Award (as described in Section 5(c)), as in effect immediately prior to the date of the Executive’s termination of employment.  For the avoidance of doubt and for purposes of the Severance Plan only, the Executive is hereby deemed to hold a comparable position to the CEO and Chief Operating Officer and will therefore be entitled to twenty-four (24) Months of Base Pay (as defined in the Severance Plan) as severance pay, subject to the other terms and conditions of the Severance Plan.  For the avoidance of doubt, delivery by the Company of notice of non-renewal of the Initial Term or an Additional Term pursuant to Section 3, shall be deemed to be an “Involuntary Termination” for purposes of the Severance Plan and the Change in Control Plan (provided, however, that no circumstance constituting Cause exists at such time of the delivery of such notice of non-renewal).  In addition, Executive shall be entitled to the “Best Net” provisions contained within the Second Amendment to the Change in Control Plan.

4.              Section 8 is hereby amended by revising it to be and read as follows:

Excise Tax Reimbursement Policy.    The Executive acknowledges and consents to the termination of the Dynegy Excise Tax Reimbursement Policy.

IN WITNESS WHEREOF, Company and Executive have executed this Second Amendment as of the date first set forth above:

COMPANY

DYNEGY OPERATING COMPANY

By:	/s/ Julius Cox

Name:	Julius Cox

Title:	Vice President, Human Resources and Business Services

EXECUTIVE:

CATHERINE B. CALLAWAY

By:	/s/ Catherine B. Callaway

Name:	Catherine B. Callaway

Title:	Executive Vice President, General Counsel and Chief Compliance Officer